Exhibit 10.1

SECOND AMENDMENT TO CREDIT AND SECURITY AGREEMENT

THIS SECOND AMENDMENT (the "Amendment"), is dated as of June 30, 2008, and is entered into by and between DELPHAX TECHNOLOGIES INC., a Minnesota corporation (the "Borrower"), and WELLS FARGO BANK, NATIONAL ASSOCIATION (the "Lender"), acting through its Wells Fargo Business Credit operating division.

RECITALS

The Borrower and the Lender are parties to a Credit and Security Agreement dated September 10, 2007 (as amended from time to time, the "Credit Agreement"). Capitalized terms used in these recitals have the meanings given to them in the Credit Agreement unless otherwise specified.

The Borrower has requested that certain amendments be made to the Credit Agreement, which the Lender is willing to make pursuant to the terms and conditions set forth herein.

NOW, THEREFORE, in consideration of the premises and of the mutual covenants and agreements herein contained, it is agreed as follows:

"Borrowing Base" means at any time the lesser of:

(a) The Maximum Line Amount; less The Daily Gross Wage Reserve; or

(b) Subject to change from time to time in the Lender's sole discretion, the sum of:

(i) The product of the Accounts Advance Rate times Eligible Accounts, plus

(ii) During the Foreign Accounts Eligibility Period, the lesser of (A) the product of the Accounts Advance Rate times Eligible Foreign Accounts or (B) $500,000, plus

(iii) The lesser of:

(A) $1,700,000, or

(B) The sum of

(I) The lesser of (A) the product of the Inventory Advance Rate times the cost of Eligible Inventory located at locations owned or leased by the Borrower, or (B) or seventy-five percent (75%) of the Net Orderly Liquidation Value of such Eligible Inventory, plus

(II) The lesser of (A) the lesser of (i) the product of the Inventory Advance Rate times the cost of Eligible Inventory not located on a location owned and leased by the Borrower or (ii) seventy-five percent (75%) of the Net Orderly Liquidation Value of such Eligible Inventory or (B) $1,250,000,

In both Paragraph (I) and Paragraph (II) above, the 75% rate shall decrease by 2% per month on the last business day of the first week of each month, beginning July 3, 2008.

less

(iv) The Borrowing Base Reserve, less

(v) The Daily Gross Wage Reserve, less

(vi) Indebtedness that the Borrower owes to the Lender that has not yet been advanced on the Revolving Note, and an amount that the Lender in its reasonable discretion finds on the date of determination to be equal to the Lender's net credit exposure with respect to any swap, derivative, foreign exchange, hedge, deposit, treasury management or other similar transaction or arrangement extended to the Borrower by the Lender that is not described in Article II of this Agreement.

"Daily Gross Wage Reserve" shall mean a reserve equal to the amount each day sufficient to pay wages that day, both for the employees of Delphax Technologies, Inc. and the employees of Delphax Technologies Canada, Ltd., which amount shall accrue and be cumulative through each wage period. This reserve shall be reduced by the amount of wages paid at the end of the pay period, and after those wages are paid, shall begin to build up again for the following wage period, on a daily basis.

"Floating Rate" means, effective as of May 1, 2008, an annual interest rate equal to the sum of the Prime Rate plus two and one-half percent (2.50%), which interest rate shall change when and as the Prime Rate changes.

"Inventory Days on Hand" means (a) (i) the Borrower's three-month rolling average cost of Inventory, divided by (ii) the Borrower's three-month rolling average cost of goods sold, multiplied by (b) 30.
      On or before September 1, 2008, the Borrower's projected balance sheets, income statements, statements of cash flow and projected Availability for each month of the succeeding fiscal year, each in reasonable detail prepared as a consolidated basis for the Borrower and the Subsidiaries. Such items will be certified by the Officer who is the Borrower's chief financial officer as being the most accurate projections available and identical to the projections used by the Borrower for internal planning purposes and be delivered with a statement of underlying assumptions and such supporting schedules and information as the Lender may in its discretion require. Based upon the projections received, Lender shall reset the financial covenants contained in the Credit Agreement by September 15, 2008.
      Minimum Net Income. The Borrower will achieve, for each period from the first day of the Borrower's fiscal year containing the following indicated months to the last day of such month, Net Income of not less than the amount set forth opposite such month set forth in the table below (numbers appearing between "(   )" are negative):

Fiscal Year-to-Date Period Ending the Last Day of	Minimum Net Income
May 2008	($4,700,000)
June, 2008	($7,200,000)
July, 2008	($7,400,000)
August, 2008	($7,350,000)
September, 2008	($7,150,000)

    (b) Maximum Inventory Days on Hand. The Borrower will achieve, from the first day of each of the following fiscal quarters of the Borrower to the last day of such fiscal quarter, Inventory Days on Hand of not more than number of days set forth opposite such fiscal quarter:

Fiscal Quarter Ending the Last Day of	Inventory Days on Hand
June 2008	130
September 2008	130

    The Lender may, no more than once every six months, obtain at the Borrower's expense, whether there is an existing default or not, an appraisal of the Inventory by an appraiser acceptable to the Lender in its sole discretion.
    Payment of the fee described in Paragraph 8 of this Amendment.
    Such other matters as the Lender may require.
    The Borrower has all requisite power and authority to execute this Amendment and any other agreements or instruments required hereunder and to perform all of its obligations hereunder and thereunder, and this Amendment and all such other agreements and instruments have been duly executed and delivered by the Borrower and constitute the legal, valid and binding obligation of the Borrower, enforceable in accordance with its terms.
    The execution, delivery and performance by the Borrower of this Amendment and any other agreements or instruments required hereunder have been duly authorized by all necessary corporate action and do not (i) require any authorization, consent or approval by any governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, (ii) violate any provision of any law, rule or regulation or of any order, writ, injunction or decree presently in effect, having applicability to the Borrower, or the articles of incorporation or by-laws of the Borrower, or (iii) result in a breach of or constitute a default under any indenture or loan or credit agreement or any other agreement, lease or instrument to which the Borrower is a party or by which it or its properties may be bound or affected.
    All of the representations and warranties contained in Article V of the Credit Agreement are correct on and as of the date hereof as though made on and as of such date, except to the extent that such representations and warranties relate solely to an earlier date.

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IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed as of the date first above written.

WELLS FARGO BANK,
NATIONAL ASSOCIATION	DELPHAX TECHNOLOGIES INC.

By /s/ Tom Hedberg	By /s/ Gregory S. Furness
Tom Hedberg	Gregory S. Furness
Its Vice President	Its Chief Financial Officer

EXHIBIT A TO FIRST AMENDMENT
TO CREDIT AND SECURITY AGREEMENT

Exhibit B to Credit and Security Agreement

COMPLIANCE CERTIFICATE

To: Wells Fargo Bank, National Association

Date: [___________________, 200____]

Subject: Financial Statements

In accordance with our Credit and Security Agreement dated September 10, 2007 (as amended from time to time, the "Credit Agreement"), attached are the financial statements of Delphax Technologies Inc. (the "Borrower") dated [_________________, 200__ _](the "Reporting Date") and the year-to-date period then ended (the "Current Financials"). All terms used in this certificate have the meanings given in the Credit Agreement.

A. Preparation and Accuracy of Financial Statements. I certify that the Current Financials have been prepared in accordance with GAAP, subject to year-end audit adjustments, and fairly present the Borrower's financial condition as of the Reporting Date.

B. Name of Borrower; Merger and Consolidation Related Issues. I certify that:

(Check one)

The Borrower has not, since the date of the Credit Agreement, changed its name or jurisdiction of organization, nor has it consolidated or merged with another Person.

The Borrower has, since the date of the Credit Agreement, either changed its name or jurisdiction of organization, or both, or has consolidated or merged with another Person, which change, consolidation or merger: was consented to in advance by Lender in writing, and/or is more fully described in the statement of facts attached to this Certificate.

C. Events of Default. I certify that:

(Check one)

I have no knowledge of the occurrence of a Default or an Event of Default under the Credit Agreement, except as previously reported to the Lender in writing.

I have knowledge of a Default or an Event of Default under the Credit Agreement not previously reported to the Lender in writing, as more fully described in the statement of facts attached to this Certificate, and further, I acknowledge that the Lender may under the terms of the Credit Agreement impose the Default Rate at any time during the resulting Default Period.

D. Litigation Matters. I certify that:

(Check one)

I have no knowledge of any material adverse change to the litigation exposure of the Borrower or any of its Affiliates or of any Guarantor.

I have knowledge of material adverse changes to the litigation exposure of the Borrower or any of its Affiliates or of any Guarantor not previously disclosed in Schedule 5.7, as more fully described in the statement of facts attached to this Certificate.

E. Financial Covenants. I further certify that:

(Check and complete each of the following)

1. Minimum Net Income. Pursuant to Section 6.2(a) of the Credit Agreement, as of the Reporting Date, the Borrower's Net Income was [$__________], which satisfies does not satisfy the requirement that Net Income, for the period from the first day of the fiscal year containing the following indicated months to the last day of such month, be not less than the amount set forth opposite such month set forth in the table below (numbers appearing between "< >" are negative):

Fiscal Year-to-Date Period Ending the Last Day of	Minimum Net Income
May 2008	($4,700,000)
June, 2008	($7,200,000)
July, 2008	($7,400,000)
August, 2008	($7,350,000)
September, 2008	($7,150,000)

2. Maximum Inventory Days on Hand. Pursuant to Section 6.2(b) of the Credit Agreement, as of the Reporting Date, the Borrower's Inventory Days on Hand was [__________],which satisfies does not satisfy the requirement that Borrower will achieve, from the first day of the following fiscal quarter of the Borrower to the last day of such fiscal quarter, Inventory Days on Hand of not more than number of days set forth opposite such fiscal quarter:

Fiscal Quarter Ending the Last Day of	Inventory Days on Hand
June 2008	130
September 2008	130

3. Capital Expenditures. Pursuant to Section 6.2(g) of the Credit Agreement, for the year-to-date period ending on the Reporting Date, the Borrower has expended or contracted to expend during the [_fiscal_] year ended [_______________, 200___,_] for Capital Expenditures, [_$___________________] in the aggregate (of which amount ___________ was unfinanced Capital Expenditures), which satisfies does not satisfy the requirement that such expenditures not exceed $1,250,000 (of which amount not more than $350,000 shall be unfinanced Capital Expenditures) during its fiscal year ending September 30, 2008.

4. Salaries. The Borrower has has not paid excessive or unreasonable salaries, bonuses, commissions, consultant fees or other compensation, or increased the salary, bonus, commissions, consultant fees or other compensation of any Director, Officer or consultant, or any member of their families, by more than ten percent (10%) as of the Reporting Date over the amount paid in the Borrower's previous fiscal year, either individually or for all such persons in the aggregate, other than in accordance with and subject to the conditions and limitations of the written Management Incentive Plan in effect on the date of the Credit Agreement, that has been delivered to Lender and which has has not been revised or altered without Lender's prior written consent. As a consequence Borrower is is not in compliance with Section 6.8 of the Credit Agreement.

Attached are statements of all relevant facts and computations in reasonable detail sufficient to evidence Borrower's compliance with the financial covenants referred to above, which computations were made in accordance with GAAP.

DELPHAX TECHNOLOGIES INC.

By: ____________________________
Name: __________________________
Its Chief Financial Officer